                                                                   EXHIBIT 10.21



                              EMPLOYMENT AGREEMENT



        THIS AGREEMENT is made effective on June 1, 1998 between HYPERBARIC SYSTEMS, whose address is 1127 Harker Avenue, Palo Alto, CA 94301, incorporated under the laws of the State of California, hereinafter called "EMPLOYER", or "COMPANY" and VLADIMIR SEREBRENNIKOV, whose address is Academgorodok 1A, Apt 53, Krasnoyark, Russia 660036 hereinafter called "EMPLOYEE".

                                   WITNESSETH:

               1. PURPOSE OF AGREEMENT. HYPERBARIC SYSTEMS is a duly established California corporation engaged in the business of designing, manufacturing and marketing products for the medical, food and semiconductor industries, and EMPLOYEE represents that he has technical expertise in the development of preservation systems. This agreement between EMPLOYER and EMPLOYEE is entered into for the purpose of defining the relationship, responsibilities, and agreement between EMPLOYER and EMPLOYEE.

               2. EMPLOYMENT: EMPLOYER hereby employs VLADIMIR SEREBRENNIKOV as the Company's Technical Director of Preservation Systems.

               3. EMPLOYEE DUTIES AND RESPONSIBILITIES. EMPLOYEE shall be employed as Technical Director of Preservation Systems with the following duties and responsibilities:

                      a. Direct all technical research and development efforts of the COMPANY regarding preservation systems, reporting to the Branch Chief and as directed by the President.

                      b. Assure that all chamber designs and testing of platelets and other future products are done according to specifications approved by the Company, and operate within the specified limits.

                      c. Develop new products and technologies as directed by the Company plan, under the direction of the Branch Chief and President.

                      d. Assure that all schedules and milestones under the Technical Director's control are carried out within the agreed time frames.

                      e. Provide a complete technical activity/progress report including test results conducted at the Branch and other locations under the Branch's control on a monthly basis and as requested by the Branch Chief or the President. Report directly and immediately to the President any significant results that may impact the business of the Company, including unfavorable test results or technical delays.

                      f. Perform other tasks and become involved in projects as directed by the President.

               4. EMPLOYEE'S PERFORMANCE. EMPLOYEE shall work as agreed upon by the parties. Employee agrees to devote his best efforts to the Corporation's business and devote his efforts to the Corporation for the performance of his duties as Technical Director of Preservation Systems, and perform other duties and responsibilities as directed by the President.

               5. INVENTIONS AND PATENTS. EMPLOYEE agrees that all rights to inventions and patents derived while employed by EMPLOYER shall be the property of the COMPANY and all necessary steps to transfer such rights, if required under U.S. laws, shall be executed by EMPLOYEE.

               6. TERM. The term of this Agreement shall be effective for a period of one year from the date of signing of this agreement. It is the intent of the parties that this contract shall continue indefinitely until terminated by either party. Upon the expiration of the Term of this Agreement, it may be terminated with thirty days written notice by either party.

               7. COMPENSATION. For the services rendered by EMPLOYEE hereunder, EMPLOYEE shall be compensated initially at an amount of $400 per month, but may be adjusted as agreed to by the parties. Payment shall be made in Rubles based on the Central Bank of the Russian Federation's prevailing exchange rate in effect at the time of payment.

               8. BONUS. A bonus amount of $25,000 shall be paid to EMPLOYEE upon the successful completion of all of the Phase I milestones within the agreed time frame. These milestones shall consist of the following items:

               a. Successfully complete Platelet experiments according to protocols and conditions provided by the COMPANY. All documentation of test results shall be delivered in writing at the conclusion of the tests.

               b. Deliver to the COMPANY all published and unpublished articles that relate to the invention within two weeks from the establishment of the Branch.

               c. Deliver to the COMPANY all patent information necessary for the COMPANY'S legal counsel to render an opinion that one or more U.S. patents for the container and/or the technology are likely to be granted.

               d. A legal opinion by the COMPANY'S legal counsel that the invention is likely to be granted a U.S. patent. This should be accomplished within 30 days from the date that all relevant documents are delivered to the COMPANY.

               e. Deliver to the COMPANY a working container for testing Platelets.

               f.   Sign a non-compete agreement.

               g. Additional bonus and incentives for milestones (to be defined at a future date) successfully completed for other blood products, organs, verification and semiconductors technology will be negotiated under a separate incentive program agreement.

               h.   Sign a non-compete agreement.

               9. ASSIGNMENT AND PROSPECTIVE WORK. The EMPLOYEE shall assign all the rights to all intellectual property created by EMPLOYEE according to the AGREEMENT ON ASSIGNMENT OF PATENT AND TECHNOLOGY, signed between the parties, which shall be an integral part of this Agreement.

               10. DURATION OF WORKING TIME. A five day work week shall be established for EMPLOYEE according to the Code of Labor Laws of the Russian Federation (COLL RF).

               11. HOLIDAYS. Work shall not be required on the following holidays:

               1-2 January - New Year

               7 January - Christmas

               8 March - International Women Day

               1-2 May - Holiday of Spring and May

               9 May - Day of Victory

               12 June - Day of Acceptance of Declaration on State Sovereignty of the Russian Federation

               7 November - Anniversary of Great October Social revolution

               12. VACATION. EMPLOYEE shall be entitled to annual paid vacations of four weeks per year in view of six-days work week, after the first 11 months of service.

               13. GUARANTEES AND COMPENSATION FOR BUSINESS TRIPS. The EMPLOYEE shall have the right to cover expenses and receive other compensation in view of business trips within the following rates:

               a)   Business Trips to Rural Place:

               -    Daily allowance for the period of the business trip -
                    $12/day

               -    Rent Payment - Up to $35/day

               b)   Business Trip to Cities of the RF

               -    Daily allowance - $15/day

               -    Rent Payment - Up to $35/day

               c) Business Trips to Moscow, St. Petersburg, Capitals of the Republics, incorporated into the RF, Regional or Territorial Centers including cities with 1 million population:

               -    Daily allowance - $35/day

               -    Rent Payment - Up to $90/day

               d)   Business Trips to Western Europe, Canada, USA:

               -    Daily allowance - $70/day

               -    Rent Payment - Up to $150/day

               Rent payments shall be effected on those actual expenses paid with receipts(bills), and checks, but shall not exceed the aforementioned rates.

               Daily payment is to be effected according to the aforementioned rates in view that the arrival and departure days are considered as 2 days.

               Any changes to the aforementioned rates is possible only upon the written instruction or approval of the President.

               Compensation of return fare shall be effected for actual expenses upon submission of tickets or other documents justifying such expenses.

               Any other regulations, guarantees and compensations on business trips are to be effected in accordance with COLL RF.

               14. COMPENSATION FOR WEAR OF INSTRUMENTS, EQUIPMENT AND TRANSPORT THAT IS THE PROPERTY OF THE EMPLOYEE. The EMPLOYEE shall have he right to receive compensation for wear of the instruments, equipment and transport when using these for the benefit of the Company. Amounts and terms of the compensation shall be stipulated by a separate agreement between EMPLOYEE and Company.

               15. TERMINATION UPON BREACH. This Agreement shall be terminated upon material breach of any of the provisions herein, or breach of the material provisions of any and all supplemental agreements which the EMPLOYEE and EMPLOYER may mutually execute.

               16. CONFIDENTIALITY AGREEMENT. EMPLOYEE agrees that all information made available to EMPLOYEE regarding the products, clients and software systems of EMPLOYER are confidential and require a high degree of confidentiality so as not to violate the rights of others and to prevent the use thereof for purposes detrimental to the interests of EMPLOYER and its clients. Such information in any form shall be hereinafter referred to as "INFORMATION." For purposes of this Agreement:

                      a. CONFIDENTIAL INFORMATION means INFORMATION disclosed to or acquired by EMPLOYEE while employed by EMPLOYER, and includes but is not limited to, INVENTIONS,

Patent Applications, TRADE SECRETS, any other information of value relating to the business and/or field of interest of EMPLOYER including information with respect to which EMPLOYER is under an obligation of confidentiality with any third party. CONFIDENTIAL INFORMATION does not include information that is generally known in the relevant trade or industry or any information known to and freely usable by EMPLOYEE before EMPLOYEE'S association with EMPLOYER, provided, however, information for purposes of this Agreement shall be considered CONFIDENTIAL INFORMATION if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements, or other agreements entered into by EMPLOYER;

                      b. TRADE SECRET(S) means all information, know-how, concepts, data, knowledge, ideas and materials however embodied, relating to the business of EMPLOYER'S customers which have not been released publicly by an authorized representative of EMPLOYER or have not otherwise lawfully entered the public domain. TRADE SECRETS shall include but are not limited to information, know-how, concepts, data, knowledge, computer programs, ideas and materials relating to EMPLOYER'S existing and future products, processes, research and development, technology, production costs, contract forms, drawings, designs, plans, proposals, marketing and sales plans and strategies, cost or pricing information, financial information, promotional methods, volume of sales, names or classes of customers and vendors, management procedures, organization charts, and employee directories.

               17. PROPRIETARY INFORMATION OF OTHERS. EMPLOYEE shall not use or disclose to EMPLOYER, or induce EMPLOYER to use, any information, know-how, concepts, data, knowledge, computer programs, ideas or materials, however embodied, with respect to which EMPLOYEE is under an obligation of confidentiality to any third party imposed, by law or agreement prior to the date hereof. EMPLOYER represents and covenants that it will not require EMPLOYEE to violate any obligation to, or confidence with, another.

               18. SECRECY AGREEMENT. EMPLOYEE acknowledges that he understands the requirement for CONFIDENTIAL INFORMATION to be kept secret and used only as authorized herein.

EMPLOYEE shall at all times during the period of his association with EMPLOYER under this agreement and thereafter keep in confidence and trust all CONFIDENTIAL INFORMATION. EMPLOYEE shall use CONFIDENTIAL INFORMATION only in the course of performing duties as Technical Director for Preservation Systems for the Company and other duties as assigned by the Company President, and not for unrelated personal gain. EMPLOYEE shall not, directly or indirectly, disclose any CONFIDENTIAL INFORMATION to any person, organization or entity, except in the course of performing duties as an EMPLOYEE of EMPLOYER and only in the manner prescribed by EMPLOYER, or as required by the laws of the U.S. or the Russian Federation. Employee shall abide by those EMPLOYER policies and regulations established from time to time for the protection of CONFIDENTIAL INFORMATION. During EMPLOYEE'S association with EMPLOYER under this Agreement, and after termination thereof, EMPLOYEE shall not directly, or indirectly, either as an employee, employer, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activity of any nature whatsoever, the performance of which would have a reasonable likelihood of placing EMPLOYEE in conflict with the obligations of confidence and trust regarding CONFIDENTIAL INFORMATION imposed herein.

               19. RETURN OF DOCUMENTS AND MATERIALS. EMPLOYEE agrees that all documents, reports, drawings, materials, designs, plans, computer programs, proposals, marketing and sales plans, reproductions, and other documents or things made by EMPLOYEE or that come into EMPLOYEE'S possession in the course of employment with EMPLOYER are the property of EMPLOYER and will not be used by EMPLOYEE for any purpose other than the business of EMPLOYER. EMPLOYEE will not deliver, reproduce or in any way allow such documents or things to be delivered or be used by any third parties without specific direction or consent of EMPLOYER. Upon termination of this Agreement, EMPLOYEE will promptly deliver to EMPLOYER the above documents and materials together with any copies thereof.

               20. NO DISCLOSURE. EMPLOYEE agrees not to divulge, disclose, convey or make known to others or any other entity, any such information without the express written consent of the President of HyperBaric Systems first obtained. EMPLOYEE further agrees to take all necessary steps to safeguard such information to prevent the unauthorized disclosure thereof.

               21. INJUNCTION. Recognizing that irreparable damage will result to the business of EMPLOYER in the event of the breach of any of these covenants and assurances by EMPLOYEE, the parties hereto agree that if EMPLOYEE shall violate the terms of this Agreement, EMPLOYER shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining EMPLOYEE and each and every person, firm, association, partnership, company, or corporation concerned therewith, from the continuance of such violation of the terms of this Agreement, and in addition thereto, EMPLOYEE shall pay to EMPLOYER all damages, including reasonable attorneys' fees sustained by EMPLOYER by reason of the violation of this Agreement.

               22. NO ASSIGNMENT. Neither the EMPLOYEE nor EMPLOYER may transfer or assign this Agreement, or any right or obligation hereunder, without the prior written consent of the other party. No right or obligation under this Agreement may be waived, modified, or in any respect altered except by written agreement of the parties executed in writing by both parties.

               23. SUCCESSORS AND ASSIGNS. This agreement shall be binding on the heirs, executors, successors and assigns of the parties.

               24. ATTORNEY'S FEES. If any action is brought to enforce any obligation created under this Agreement, the Court shall award to the prevailing party, such reasonable fees, costs, and expenses as may have been incurred by such party in enforcing its rights under this Agreement, including without limitation, the fees, costs, and expenses of its attorney for services both before or after litigation is instituted.

               25. ENTIRE AGREEMENT. This Agreement may not be changed except in writing signed by the President of the Company and the EMPLOYEE. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California. Any other relationship between the parties not stipulated by this Agreement shall be regulated by COLL RF and the Laws of the United States/California if not in conflict with COLL RF. This Agreement is executed in 2 originals, in English (one for each party). Both originals shall have equal validity and force.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        "EMPLOYER"                           "EMPLOYEE"

HYPERBARIC SYSTEMS.                          VLADIMIR SEREBRENNIKOV
1127 Harker Avenue                           Academgorodok, 1A, Apt 53
Palo Alto, California 94301                  Krasnoyarsk, Russia 660036


By:
   --------------------------------          -----------------------------------

        HARRY MASUDA, PRESIDENT                    VLADIMIR SEREBRENNIKOV